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                                                                     Exhibit 5.1


December 16, 1997


Bombardier Capital Mortgage Securitization Corporation
160 Mountain View Drive
Colchester Vermont 05446

Ladies and Gentlemen:

We have acted as your counsel in connection with Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") filed on December 16, 1997 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") in respect of Pass-Through Certificates ("Certificates") which you plan to offer in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), in all material respects relevant hereto substantially in the form of Exhibit 4.1 to the Registration Statement, among Bombardier Capital Mortgage Securitization Corporation (the "Company"), Bombardier Capital Inc. or another servicer to be identified in the prospectus supplement for such series of Certificates (the "Servicer" for such series), and a bank, trust company or other entity with trust powers, to be identified in the prospectus supplement for such series of Certificates, as trustee (the "Trustee" for such series).

We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company, and such public documents and records, as we have deemed necessary as a basis for the opinions hereinafter expressed.

Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

1. When, in respect of a series of Certificates, a Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by the Company, the Servicer and the Trustee for such series, such Pooling and Servicing Agreement will be a legal and valid obligation of the Company; and

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Bombardier Capital Mortgage Securitization Corporation
December 16, 1997
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2.  When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the Company, the Servicer and the Trustee for such series, and when the certificates of such series of Certificates have been duly executed, countersigned, issued and sold as contemplated in the Registration Statement and the prospectus delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

The form of Pooling and Servicing Agreement indicates that it is governed by the laws of the State of New York. We express no opinion as to the law of any jurisdiction other than the law of the State of New York and the federal law of the United States of America.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters", without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement including this Exhibit.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP